EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION

 DECLARES A $0.03/SHARE QUARTERLY DIVIDEND

(Fort Smith, Arkansas, April 23, 2013) — The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of three cents ($0.03) per share to holders of record of its Common Stock, $0.01 par value, on May 7, 2013, payable on May 21, 2013.

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles and household goods moving market services for consumers, corporations and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Contact:	Mr. David Humphrey, Vice President of Investor Relations & Corporate Communications
Telephone: (479) 785-6200

END OF RELEASE